UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 26, 2023

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2023, the Board of Directors (the "Board") of DHI Group, Inc. (the "Company"), pursuant to the Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated By-laws of the Company, approved an increase of the size of the Board from seven directors to eight directors, and appointed Joseph Massaquoi, Jr. to serve on the Board as a class Class II director and as a member of the Company's Audit Committee, in each case, effective immediately

As compensation for his service on the Board, Mr. Massaquoi will receive the Company’s standard compensation for non-employee directors, including an annual equity award. There are no understandings or arrangements with any person pursuant to which Mr. Massaquoi was selected as a director, and Mr. Massaquoi is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board considered the independence of Mr. Massaquoi under New York Stock Exchange (“NYSE”) listing standards and concluded that Mr. Massaquoi is an independent director under the applicable NYSE standards.

On July 26, 2023, the Company issued a press release announcing the appointment of Mr. Massaquoi, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(a)Exhibits.
EXHIBIT NO.     DESCRIPTION

99.1	Press Release, dated July 26, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	July 28, 2023	By: /S/ E. Jack Connolly
Name: E. Jack Connolly
Title: Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release, dated July 26, 2023